UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2018

PORTLAND GENERAL ELECTRIC COMPANY
(Exact name of registrant as specified in its charter)

Oregon	001-5532-99	93-0256820
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
121 SW Salmon Street, Portland, Oregon 97204
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (503) 464-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 8.01     Other Events.

In February 2018, Portland General Electric Company (PGE, or the Company) filed with the Public Utility Commission of Oregon (OPUC) a general rate case based on a 2019 test year (2019 GRC, or the case). PGE’s initial filing proposed an $86 million increase in annual revenues representing an approximate 4.8% increase in overall customer prices and was based upon:

•	A capital structure of 50% debt and 50% equity;

•	A return on equity of 9.5%; and

•	An average rate base of $4.86 billion.

PGE, OPUC staff, and certain customer groups have now reached agreements that resolve the majority of issues in the case. Certain future cost recovery mechanisms remain undecided including the storm recovery mechanism, decoupling as it relates to weather, and application of weather trends in the load forecasting models.

In August and September of 2018, stipulations have been filed that reflect the agreements reached, which, along with previously filed updates to 2019 power cost estimates and load forecast, result in the changes described below.

The agreements and updates result in an expected $34 million net increase in annual revenue requirement, which represents an approximate 1.8% increase in overall customer prices, and reflect:

•	A capital structure of 50% debt and 50% equity;

•	A return on equity of 9.5%;

•	A cost of capital of 7.3%; and

•	An average rate base of $4.75 billion.

The net increase in annual revenue requirement as proposed in the Company’s initial filing and as revised consists of the following (in millions):

As Filed February 15, 2018		$86
Load and Power Cost Updates		(16)
Base Business Revenue Requirement Updates:
Adjustments to O&M expense	$(20)
Adjustment to depreciation expense	(3)
Lower level of plant in service	(7)
Other reductions to rate base	(3)
Other various modifications	(3)
Subtotal		(36)
As Revised September 6, 2018		$34

The net annual revenue requirement increase is expected to be effective January 1, 2019.

Regulatory review of the 2019 GRC will continue until the final order is issued, which is expected in December 2018. Final revenue requirement amounts subject to revisions include: i) an updated pension expense estimate (finalized September 2018); ii) load forecast (finalized in September 2018); and iii) power costs (finalized November 2018). All stipulations remain subject to OPUC approval.

The 2019 GRC filing (OPUC Docket UE 335), as well as copies of direct testimony, exhibits, and stipulations discussed above, are expected to be made available on the OPUC Internet website at www.oregon.gov/puc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PORTLAND GENERAL ELECTRIC COMPANY
(Registrant)

Date:	September 11, 2018	By:	/s/ James F. Lobdell
James F. Lobdell
Senior Vice President of Finance, Chief Financial Officer and Treasurer

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